AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 5, 2001
                                                      REGISTRATION NO. 333-
===============================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                           ____________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                           ____________________

                          ERIE INDEMNITY COMPANY
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)

            Pennsylvania                                25-0466020
  -------------------------------         -----------------------------------
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation or organization)

         100 Erie Insurance Place
            Erie, Pennsylvania                             16530
 ---------------------------------------                   -----
 (Address of Principal Executive Offices)                (Zip Code)
                           ____________________

                          ERIE INDEMNITY COMPANY
                         LONG-TERM INCENTIVE PLAN
                         ------------------------
                           (Full title of plan)
                           ____________________

                        Jan R. Van Gorder, Esquire
                     Senior Executive Vice President,
                      Secretary and General Counsel
                          Erie Indemnity Company
                         100 Erie Insurance Place
                        Erie, Pennsylvania  16530
                _______________________________________
                (Name and address of agent for service)

                              (814) 870-2000
                 ---------------------------------------
                 (Telephone number, including area code,
                          of agent for service)
                           ____________________

                                 Copy to:

                       Frederick W. Dreher, Esquire
                      Duane, Morris & Heckscher LLP
                          4200 One Liberty Place
                  Philadelphia, Pennsylvania  19103-7396
                              (215) 979-1234


                     CALCULATION OF REGISTRATION FEE
====================================================================================================
                                                Proposed             Proposed
  Title of securities     Amount to be      maximum offering    maximum aggregate     Amount of
   To be registered       registered(1)    price per share(2)   offering price(2)  registration fee
----------------------------------------------------------------------------------------------------
  Class A                32,449 shares        $28.59375             $927,839            $232
  Common Stock,
  no par value
====================================================================================================

(1) This registration statement registers shares to be offered and sold under Registrant's Long-Term Incentive Plan (the "Plan"). This registration statement also registers such additional shares as may be required to be issued under the Plan in the event of a stock dividend, reverse stock split, split-up, reclassification or other similar event.

(2) Pursuant to paragraph (h) of Rule 457, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been computed on the basis of $28.59375 per share, the average of the high and low prices of the Class A Common Stock of Registrant on The Nasdaq National Market on January 4, 2001.

                                 PART II

              INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following material is incorporated herein by reference:

     (a) The Annual Report on Form 10-K of Erie Indemnity Company (the "Company") for the fiscal year ended December 31, 1999 as filed by the Company with the Securities and Exchange Commission (the "Commission") on March 23, 2000;

     (b) The Company's Form 10-Q Report for the quarter ended March 31, 2000 as filed by the Company with the Commission on April 19, 2000;

     (c) The Company's Form 10-Q Report for the quarter ended June 30, 2000 as filed by the Company with the Commission on July 19, 2000;

     (d) The Company's Form 10-Q Report for the quarter ended September 30, 2000 as filed by the Company with the Commission on October 20, 2000; and

     (e) The description of the Company's Class A Common Stock set forth in the Company's Form 10/A Registration Statement (Registration No. 0-24000) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), filed with the Commission on August 4, 1994 including any amendment or report filed for the purpose of updating such description.

     All reports or other documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, in each case filed by the Company prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     No answer to this item is required because the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by the provisions for indemnification of directors and officers in the Pennsylvania Business Corporation Law (the "BCL"), which applies to the Company, the Company's Bylaws provide for indemnification of directors and officers for all expense, liability and loss (including without limitation attorneys' fees, judgments, fines, taxes, penalties and amounts paid in settlement) reasonably incurred or suffered by such person in any threatened, pending or completed action, suit or proceeding (including without limitation an action, suit or proceeding by or in the right of the Company), whether civil, criminal, administrative, investigative or through arbitration, unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The right to indemnification provided in the Company's Bylaws includes the right to have the expenses incurred by such person in defending any proceeding paid by the Company in advance of the final disposition of the proceeding to the fullest extent permitted by Pennsylvania law; provided that, if Pennsylvania law continues so to require, the payment of such expenses incurred by such person in advance of the final disposition of a proceeding may be made only upon delivery to the Company of an undertaking, by or on behalf of such person, to repay all amounts so advanced without interest if it is ultimately determined that such person is not entitled to be indemnified under the Company's Bylaws or otherwise. Indemnification under such provisions continues as to a person who has ceased to be a director or officer of the Company and inures to the benefit of his or her heirs, executors and administrators.

     The Bylaws of the Company also avail directors of the Pennsylvania law limiting directors' liability for monetary damages for any action taken or any failure to take any action to those cases where they have breached their fiduciary duty under the BCL and such breach constitutes self-dealing, willful misconduct or recklessness, provided, however, that this limitation does not apply to the responsibilities or liabilities of a director pursuant to any criminal statute or to the liabilities of a director for payment of taxes pursuant to local, state or federal law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     No answer to this item is required because no restricted securities are to be reoffered or resold pursuant to this Registration Statement.

ITEM 8.  EXHIBITS.

4.1 Erie Indemnity Company Long-Term Incentive Plan. (Incorporated by reference to the like-titled exhibit to the Company's Form 10-K Annual Report for the year ended December 31, 1997 that was filed with the Commission on March 25, 1998.)

5.1    Opinion of Duane, Morris & Heckscher LLP.

23.1 Consent of Duane, Morris & Heckscher LLP (included in their opinion filed as Exhibit 5.1).

23.2   Consent of Brown, Schwab, Bergquist & Co.

24     Power of Attorney (included on the signature pages hereto).

ITEM 9.  UNDERTAKINGS.

     The registrant hereby undertakes:

     (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item 9 do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (b) that for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof; and

     (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby further undertakes that, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Erie, Pennsylvania on January 5, 2001.

                                       ERIE INDEMNITY COMPANY

                                       By:/s/ Stephen A. Milne
                                          ------------------------------------
                                          Stephen A. Milne,
                                          President and Chief Executive Officer

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Stephen A. Milne and Jan R. Van Gorder, and each or either of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution, for such person, and in such person's name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                             Title                         Date
---------                             -----                         ----

/s/ Stephen A. Milne        President, Chief Executive Officer  January 5, 2001
--------------------------  and Director
Stephen A. Milne            (Principal Executive Officer)

/s/ Philip A. Garcia        Executive Vice President            January 5, 2001
--------------------------  and Chief Financial Officer
Philip A. Garcia            (Principal Financial Officer)

/s/ Timothy G. NeCastro     Senior Vice President               January 5, 2001
--------------------------  and Controller
Timothy G. NeCastro         (Principal Accounting Officer)

/s/ Jan R. Van Gorder       Senior Executive Vice President,    January 5, 2001
--------------------------  Secretary, General Counsel and
Jan R. Van Gorder           Director

--------------------------  Director                            January  , 2001
Samuel P. Black, III

/s/ J. Ralph Borneman, Jr.  Director                            January 5, 2001
--------------------------
J. Ralph Borneman, Jr.

--------------------------  Director                            January  , 2001
Patricia Garrison-Corbin

--------------------------  Director                            January  , 2001
Susan Hirt Hagen

/s/ F. William Hirt         Director                            January 5, 2001
--------------------------
F. William Hirt

--------------------------  Director                            January  , 2001
Samuel P. Katz

/s/ Claude C. Lilly, III    Director                            January 2, 2001
--------------------------
Claude C. Lilly, III

/s/ Henry N. Nassau         Director                            January 5, 2001
--------------------------
Henry N. Nassau

/s/ John M. Petersen        Director                           January 5, 2001
--------------------------
John M. Petersen

/s/ Robert C. Wilburn       Director                           January 5, 2001
--------------------------
Robert C. Wilburn

                                EXHIBIT INDEX

                  (PURSUANT TO ITEM 601 OF REGULATION S-K)

EXHIBIT NO.                   EXHIBIT                              REFERENCE

4.1          Erie Indemnity Company Long-Term Incentive Plan.           *

5.1          Opinion of Duane, Morris & Heckscher LLP.           Filed herewith

23.1 Consent of Duane, Morris & Heckscher LLP (included in their opinion filed as Exhibit 5.1).

23.2         Consent of Brown, Schwab, Bergquist & Co.           Filed herewith

24           Power of Attorney (see page II-5 of this
             Registration Statement).

__________________________


* Incorporated by reference to the like-titled exhibit to the Company's
  Form 10-K Annual Report for the year ended December 31, 1997 that was filed with the Commission on March 25, 1998.